UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2006
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 7, 2006, Maxim Integrated Products, Inc. ("Maxim") received an additional NASDAQ Staff Determination notice indicating that Maxim is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As expected, the notice was issued in accordance with NASDAQ procedures due to the delayed filing of Maxim's Quarterly Report on Form 10-Q for the fiscal quarter ended September 23, 2006. This notice is routinely issued to all NASDAQ-listed companies when required periodic filings have not been made with the SEC on a timely basis.

As previously announced, Maxim requested a hearing before the NASDAQ Listing Qualifications Panel (the "Panel") to review the NASDAQ Staff's original determination to delist the Company's common stock based on its failure to timely file a Form 10-K for its fiscal year ended June 24, 2006 (the "Form 10-K) with the SEC and to seek an extension of time from the Panel to file its Forms 10-K and 10-Q. This in-person hearing was held on November 9, 2006. NASDAQ has advised the Company that the delisting of its common stock has been stayed, pending a final, written decision by the Panel on the Company's request for an extension of time to file its outstanding SEC reports.

Maxim issued a press release on November 13, 2006 disclosing its receipt of this additional NASDAQ Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:
Exhibit	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2006

Maxim Integrated Products, Inc.

By: /s/ Carl W. Jasper Carl W. Jasper Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Text of press release issued by Maxim Integrated Products, Inc. dated November 13, 2006. PDF filed as a courtesy